UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2005
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                                 CIT GROUP INC.
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             (Exact name of registrant as specified in its charter)

                    Delaware         001-31369        65-1051192
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                (State or other     (Commission      (IRS Employer
                jurisdiction of     File Number)   Identification No.)
                incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036
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              (Address of registrant's principal executive office)

       Registrant's telephone number, including area code: (212) 536-1211
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                                 Not Applicable

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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 8.01. Other Events.

      On March 24, 2005, Thomas B. Hallman, Vice Chairman - Specialty Finance, Joseph M. Leone, Vice Chairman and Chief Financial Officer, and Lawrence A. Marsiello, Vice Chairman and Chief Lending Officer, each adopted a pre-arranged stock trading plan to exercise employee stock options issued under the CIT Group Inc. Long-Term Equity Compensation Plan and to sell the acquired CIT Group Inc. ("CIT") common stock. Each of these executive officers, who receive a substantial portion of their compensation in the form of equity awards, established his plan as part of his individual long-term strategy for asset diversification and liquidity. The stock trading plan of each executive officer was established under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and CIT's policies regarding securities transactions.

      Pursuant to his 10b5-1 trading plan, a brokerage firm may exercise certain of Mr. Hallman's employee stock options representing up to 60,318 shares beginning in May 2005, and then sell the acquired shares. The plan is scheduled to terminate on January 31, 2006. The maximum number of shares that may be sold under the plan constitute less than 16% of Mr. Hallman's beneficially owned holdings of CIT common stock (which excludes performance shares and unvested stock options).

      Pursuant to his 10b5-1 trading plan, a brokerage firm may exercise certain of Mr. Leone's employee stock options representing up to 90,207 shares beginning in May 2005. The plan is scheduled to terminate on January 31, 2006. The maximum number of shares that may be sold under the plan constitute less than 17% of Mr. Leone's beneficially owned holdings of CIT common stock (which excludes performance shares and unvested stock options).

      Pursuant to his 10b5-1 trading plan, a brokerage firm may exercise certain of Mr. Marsiello's employee stock options representing up to 80,666 shares beginning in May 2005. The plan is scheduled to terminate on December 31, 2005. The maximum number of shares that may be sold under the plan constitute less than 17% of Mr. Marsiello's beneficially owned holdings of CIT common stock (which excludes performance shares and unvested stock options).

      Any transactions under the foregoing trading plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

      Pursuant to CIT's policies regarding securities transactions, executives may only enter into a 10b5-1 trading plan during CIT's trading windows following the release of CIT's quarterly or annual financial information ("trading window"). Pursuant to these policies, transactions pursuant to a 10b5-1 trading plan may begin no earlier than the trading window following the trading window in which the executive enters into the 10b5-1 trading plan.

      Except as may be required by law, CIT does not undertake to report on specific plans by other CIT officers or directors, nor to report modifications, terminations, transactions or other activities under the plans of Mr. Hallman, Mr. Leone or Mr. Marsiello or the plan of any other officer or director.

      This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CIT GROUP INC.
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                                      (Registrant)

                                      By:  /s/ William J. Taylor
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                                           William J. Taylor
                                           Executive Vice President & Controller
                                           (Chief Accounting Officer)

Dated: March 30, 2005